Exhibit 99.1 For Immediate Release U.S. Concrete Names William J. Sandbrook Chairman of Company’s Board of Directors EULESS, Texas – May 18, 2018 – U.S. Concrete, Inc. (NASDAQ: USCR) (“U.S. Concrete” or the "Company") announced today that its Board of Directors (“Board”) appointed William J. Sandbrook Chairman of the Board at the Board meeting immediately following the Company’s 2018 annual meeting of stockholders on Thursday, May 17, 2018. Mr. Sandbrook, who currently serves as President and CEO of U.S. Concrete, succeeds Eugene I. Davis, who previously announced he would not seek reelection. Michael Lundin will remain in his position as Lead Independent Director of the Board. “Bill’s strategic vision for U.S. Concrete has resulted in the Company establishing market-leading positions in some of the most active construction markets in the country and continuous year-over-year increases in revenue and pricing growth,” said Mr. Lundin. “In addition, throughout his tenure as President and CEO, he has proven adept at driving returns for our stockholders and managing risk accordingly. For these reasons, we are honored to appoint him to this position.” Mr. Sandbrook has served as President and CEO of U.S. Concrete since 2011, during which time he has solifided the Company’s balance sheet and significantly expanded its ready-mixed concrete and aggregates capacity. Over the course of his tenure, U.S. Concrete has made a series of strategic acquisitions, which have resulted in the Company being the supplier of choice in non-commoditized concrete offerings for highly specialized projects across all construction verticals in these markets. Mr. Sandbrook stated, "I am honored to assume the role of Board Chairman and am grateful for the support of the Board and our stockholders. While we have a great foundation in place, our focus will be on continuing to execute our highly differentiated strategic initiatives to further grow our business, our backlog and stockholder returns. I look forward to working with Michael and the rest of the Board to achieve these shared objectives.” About U.S. Concrete, Inc. U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects in high-barrier-to-entry markets across the country. The Company holds leading market positions in the high growth metropolitan markets of New York, San Francisco, Dallas-Fort Worth and Washington, D.C, and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready- mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2017. Source: USCR-G # # # Company Contact Information: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com Media Contact: Media@us-concrete.com